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                                                     EXHIBIT 99.1

     JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D dated September 22, 1995 with respect to the Common Stock of Walshire Assurance Company is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Dated:  September 22, 1995



                         KRAMER SPELLMAN L.P.


                         By:  /s/ Orin S. Kramer
                           Name: Orin S. Kramer
                           Title: a General Partner


                         By:  /s/ Jay Spellman
                            Name: Jay Spellman
                            Title: a General Partner


                          /s/ Orin S. Kramer
                             Orin S. Kramer


                          /s/ Jay Spellman
                            Jay Spellman